Exhibit 99.1

THIRD AMENDMENT TO

THE CHEESECAKE FACTORY INCORPORATED

AMENDED AND RESTATED YEAR 2000 OMNIBUS PERFORMANCE STOCK INCENTIVE PLAN

[ADOPTED BY THE BOARD OF DIRECTORS OF THE CHEESECAKE
FACTORY INCORPORATED ON JULY 23, 2008]

The Cheesecake Factory Incorporated Amended and Restated Year 2000 Omnibus Performance Stock Incentive Plan, as adopted at The Cheesecake Factory Incorporated 2004 Annual Meeting of Stockholders, and as amended November 28, 2006 and January 19, 2007 (the “2000 Plan”) is amended as provided herein and except as so amended, the 2000 Plan remains in full force and effect.

1.               In Article II, the definition of “Grant Committee” is deleted in its entirety.

2.               In Article II, the definition  of “Grant Date” is amended to read in its entirety as follows:

GRANT DATE shall mean the date on which the Board or the Committee approves the key terms of the Award, including the Grantee, the number of shares subject to the Award, exercise (vesting) schedule, and expiration date.

3.               Article IV, Section 4.1 is amended to read in its entirety as follows:

4.1  COMMITTEE TO ADMINISTER PLAN.  The authority to control and manage the operation and administration of the Plan is delegated to the Committee.

4.               Article IV, Section 4.2 is deleted.

5.               Article IV, Sections 4.3 and 4.4 are renumbered Section 4.2 and 4.3 and are amended to read in their entirety as follows:

4.2  DETERMINATIONS TO BE MADE BY THE COMMITTEE.  Subject to the provisions of this Plan, the Committee has the authority and discretion to determine: (i) the types of Awards and the number of shares covered by Options; (ii) the date or dates upon which an Award may be exercised or granted; (iii) the manner in which an Award may be exercised including vesting requirements; (iv) Performance Objectives for the grant or vesting of Awards; (v) such other terms to which an Award is subject and which are set forth in or incorporated by reference into an Option

Agreement or any agreement evidencing any other Award; and (vi) the form of any agreement evidencing Options or any other Award.

4.3  NO AUTHORITY TO RE-PRICE.  Except as provided in Article XI of this Plan, none of the Board, the Committee shall have any authority to: (i) reprice any Option so that the Option Price shall be less than the Fair Market Value of the shares of the Common Stock on the Grant Date; (ii) take any other action that is treated as a repricing under generally accepted accounting principles; or (iii) canceling an option at a time when its Option Price exceeds the Fair Market Value (on the business day immediately before the day of cancellation) in exchange for another option unless the exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.  Provided, however, nothing in this Section 4.3 shall be construed to prohibit the Board or Committee from amending (and the Board and/or the Committee shall have full authority to amend) an outstanding Option or portion of an outstanding Option to increase the original Option Price of the Option or portion of the Option to the fair market value of a share of the Company’s Common Stock on the Option’s measurement date for financial reporting purposes.

6.               Section 4.5 is renumbered Section 4.4.

7.               Section 4.7 is renumbered Section 4.6 and is amended to read in its entirety as follows:

4.7  LIMITED LIABILITY.  No member of the Board, and no member of the Committee, shall be liable for any action or determination made in good faith with respect to the Plan.

8.               Article V is amended to read in its entirety as follows:

Any Grantee who meets the criteria established by the Committee shall be eligible for the grant of an Award under this Plan.

3.             In Article VI, Section 6.2, the second paragraph is amended to read in its entirety as follows:

For purposes of the Plan, the “Fair Market Value” of a share of Common Stock shall be equal to the closing price (or closing bid, if no sales were reported) for a share of the Company’s Common Stock on that day as quoted by the exchange or over-the-counter market on which the Common Stock is listed (or the exchange or market with the greatest trading volume, if quoted or listed on more than one exchange or market).  If there is no closing sale or closing bid price, the closing sales or bid price will be the price on the last preceding day for which such quotation exists.  If the Common Stock is not listed or quoted on an exchange or over-the-counter market, the Board or the Committee will determine the fair market value in good faith.